As filed with the Securities and Exchange Commission on May 20, 1999

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

             For Registration of Certain Classes of Securities
                 Pursuant to Section 12(b) or 12(g) of the
                      Securities Exchange Act of 1934

                      Reckson Associates Realty Corp.
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           (Exact name of registrant as specified in its charter)

        Maryland                                  11-3233650
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(State of incorporation or                     (I.R.S. Employer
      organization)                           Identification No.)

       225 Broadhollow Road
        Melville, New York                          11747
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Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class              Name of each exchange on which
          to be so registered              each class is to be registered
          -------------------              ------------------------------

   Class B Exchangeable Common Stock,
        par value $.01 per share               New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-74285

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                              (Title of class)

Item 1.   Description of the Registrant's Securities to be Registered.
          -----------------------------------------------------------

          This registration statement relates to the registration of class B exchangeable common stock, par value $.01 per share (the "Class B Common Stock"), of Reckson Associates Realty Corp., a Maryland corporation ("Reckson" or the "Registrant"). Reference is made to the information set forth under the caption "Description of Reckson Stock" of the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 14, 1999 (Registration No. 333-74285), as amended by Supplement No. 1 thereto, filed with the Commission on May 10, 1999, which information is incorporated herein by reference.

Item 2.   Exhibits.
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          The following exhibits are filed herewith and with the New York
Stock Exchange, Inc., on which other securities of the Registrant are registered.

1. Amended and Restated Articles of Incorporation previously filed as Exhibit 3.3 to Reckson's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

2. By-Laws of Reckson previously filed as Exhibit 3.2 to Reckson's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

3. Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and Preferences of a Class of Shares of Preferred Stock designating 7 5/8% series A convertible cumulative preferred stock previously filed as Exhibit 3.1 to Reckson's Form 8-K report filed with the Commission on March 1, 1999 and incorporated herein by reference.

4. Form of Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and Preferences of a Class of Shares of Common Stock designating class B common stock filed as Annex D to the Joint Proxy Statement/Prospectus contained in Amendment No. 3 to Reckson's Registration Statement on Form S-4 (No. 333-74285) and incorporated herein by reference.

5. Specimen share certificate for Reckson common stock previously filed as Exhibit 4.1 to Reckson's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

6. Specimen share certificate for Reckson 7 5/8% series A convertible cumulative preferred stock previously filed as
          Exhibit 4.1 to Reckson's Form 8-K report filed with the Commission on March 1, 1999 and incorporated herein by reference.

7. Form of share certificate for Reckson class B common stock previously filed as Exhibit 4.3 to Amendment No. 3 to Reckson's Registration Statement on Form S-4 (No. 333-74285) and incorporated herein by reference.

                                 SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  May 20, 1999


                                      RECKSON ASSOCIATES REALTY CORP.


                                      By: /s/ J. Michael Maturo
                                         ---------------------------
                                          Name: J. Michael Maturo
                                          Title: Executive Vice President,
                                                 Treasurer and Chief
                                                 Financial Officer